AMENDMENT  NO. 2  TO

                    THE AGREEMENT AND PLAN OF MERGER

                  THIS AMENDMENT NO. 2 (this "Amendment") to the
            Merger Agreement (as defined below), dated as of August 8, 1996, is hereby entered into by and among Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and a direct subsidiary of Parent ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation (the "Company"). Capitalized terms not otherwise defined have the meanings set forth in the Merger Agreement.

                        (a) the Board of Directors of each of Parent, Sub
            and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of March 26, 1996, among Parent, Sub and the Company, as amended (the "Merger Agreement"); and

                        (b) Parent, Sub and Company now wish to further
            amend the Merger Agreement;

                        NOW, THEREFORE, in consideration of the mutual
            covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                        Section 1. Amendment. (a) Simon hereby agrees
            that following consummation of the Merger, in accordance with and subject to the terms and conditions set forth in the Merger Agreement (including, without limitation, the issuance of the opinions described in Section 6.2(e) and 6.3(e) of the Merger Agreement), to make all payments (including settlements relating thereto) with respect to Dissenting Shares, any provision of the Merger Agreement or the Ohio Statute to the contrary notwithstanding. It is hereby further agreed that such payments shall not constitute Economic Losses for purposes of Section 6.2(a) of the Merger Agreement. In furtherance of these and other agreements, the Merger Agreement is hereby amended and modified as follows:



              (1) Section 2.1(d) of the Merger Agreement is amended by substituting the word "Parent's" for "Company's" in the last sentence of the section.

              (2) Section 2.2(d)(i) of the Merger Agreement is amended by replacing the third sentence with the following:
                     "The Company shall, prior to the Effective Time, deposit into escrow with the Exchange Agent sufficient funds to pay such dividends in respect of the Common Stock. The dividends payable hereunder to holders of Common Stock shall be paid upon presentation of the certificates of Common Stock for exchange in accordance with this Article II."

                (b) In the event that the Merger is approved, but the Required Vote is not obtained, effective upon such approval Exhibit G-2 to the Merger Agreement (Form of Amended and Restated Regulations of SD Property Group, Inc.) is hereby amended by replacing the word "thirteen" in the first sentence of Article II, Section 2 with the word "nine"

                Section 2. Effectiveness. The amendments to the Merger Agreement provided for in this Amendment shall become effective as of the date hereof upon the execution and delivery of one or more counterparts of this Amendment duly executed by Parent, Sub and the Company.

                Section 3. Miscellaneous. (a) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, powers or remedies of Parent, .Sub and the Company under the Merger Agreement, nor constitute a waiver of any provision of the Merger Agreement. Except as expressly amended hereby, the Merger Agreement shall be unchanged and remain in full force and effect and the Merger Agreement as amended hereby is ratified and confirmed.

                (b) This Amendment shall for a part of the Merger
        Agreement for all purposes, and each party to the Merger
        Agreement shall be found and shall be inured of the benefits hereby.

                (c) This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

                (d) THIS AMENDMENT SHALL BE GOVERNED BY, AND
        CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE MERGER OR OTHER TRANSACTIONS CONTEMPLATED HEREBY ARE REQUIRED TO BE GOVERNED BY THE OHIO STATUTE.

                (e) From and after the effectiveness of this Amendment as provided in Section 2 hereof, all references to the Merger Agreement in the Merger Agreement and in any other agreement in connection with the Transactions shall be deemed to be references to the Merger Agreement after giving effect to this Amendment.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above


                                       SIMON PROPERTY GROUP, INC.


                                       By /s/ David Simon
                                         -----------------
                                         Name: David Simon
                                         Title: CEO



                                       DAY ACQUISITION CORP.

                                       By /s/ David Simon
                                         ------------------
                                         Name: David Simon
                                         Title: President


                                       DeBARTOLO  REALTY CORPORATION

                                       By
                                         ----------------------------
                                         Name:
                                         Title:



               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                     SIMON PROPERTY GROUP, INC.

                                     By
                                       ---------------------------
                                      Name:
                                      Title:

                                     DAY ACQUISITION CORP.

                                     By
                                       ----------------------------
                                       Name:
                                       Title:

                                     DeBARTOLO REALTY CORPORATION

                                     By /s/ Richard S. Sokolov
                                       ------------------------
                                       Name: Richard S. Sokolov
                                       Title: